Leonard E. Neilson
A PROFESSIONAL CORPORATION

LEONARD E. NEILSON	8160 SOUTH HIGHLAND DRIVE SUITE 104
ATTORNEY AT LAW	SANDY, UTAH 84093
TELEPHONE: (801) 733-0800
FAX: (801) 733-0800 LNEILSONLAW@AOL.COM

September 2, 2008

Calypso Media Services Group, Inc.

12 North Washington Street

Montoursville, Pennsylvania 17754

Re:	Calypso Media Services Group, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special counsel to Calypso Media Services Group, Inc., a Nevada corporation (the "Corporation"), in connection with its registration statement on Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The registration statement relates to the registration of 1,625,000 shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered for resale by the selling securityholders identified in the registration statement.

This letter is being furnished at your request and in accordance with Item 601(b)(5) of Regulation S-K, promulgated under the Securities Act, for filing as Exhibit 5.1 to the above referenced registration statement.

In connection with the registration statement and, for the purpose of rendering this opinion, I have examined the Corporation’s Articles of Incorporation, Bylaws and pertinent minutes and resolutions of the Corporation’s Board of Directors. I have also examined such other documents, certificates, instruments and corporate records and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

I have been furnished with originals or copies of such corporate or other records of the Corporation. In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein. In my examination of the Corporation’s corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Corporation.

As to the question of facts material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with representatives of the Corporation.

My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Corporation or its securities.

Calypso Media Services Group, Inc.

September 2, 2008

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock being offered and sold pursuant to the registration statement are duly authorized, legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name in the Prospectus constituting a part thereof under the caption “Legal Matters.” In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

It is hereby disclosed that the undersigned, Leonard E. Neilson, is the beneficial owner of 250,000 shares of the Corporation’s common stock, of which 25,000 shares are being included for resale pursuant to the registration statement.

This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours truly,

LEONARD E. NEILSON, ATTORNEY AT LAW, P.C.